EXHIBIT 10.5

CUTBACK AGREEMENT

CUTBACK AGREEMENT (the “Agreement”), dated as of September 26, 2017, among Fifth Street Asset Management Inc. (the “Issuer”), Fifth Street Holdings L.P. (“Holdings”), and the limited partners of Holdings party hereto (the “Limited Partners”).

WHEREAS, the parties hereto desire to provide for fair treatment to the Limited Partners in connection with the next Quarterly Exchange Date;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1.1.          Definitions. Capitalized terms not defined herein shall have the meanings given in the Exchange Agreement (the “Exchange Agreement”) by and among the Issuer, Holdings and the limited partners of Holdings parties thereto, dated as of November 4, 2014.

Section 1.2.          Cutback of Exchange of Partnership Units.

(a)          Notwithstanding the Exchange Agreement, if the audit committee or Board of Directors of the Issuer determine that it is advisable, for tax purposes or other reasons, to limit the number of Partnership Units to be exchanged on the next Quarterly Exchange Date, the Limited Partners agree that the number of Partnership Units to be exchanged by each of them shall be reduced, pro rata, based on the amount of Partnership Units most recently requested to be exchanged by each of the Partners as set forth on Schedule 1 hereto, so that the total number of Partnership Units to be exchanged does not exceed the amount determined by the audit committee or Board of Directors of the Issuer. For example, if the audit committee determines that only 4,000,000 Partnership Units should be exchanged on the next Quarterly Exchange Date, then each of the Partners listed on Schedule 1 shall be entitled to exchange 69.5% of the Partnership Units of such Partner set forth on Schedule 1 (4,000,000 / 5,755,957 = 69.5%).

(b)          The Issuer shall have full discretion to change the date of the next Quarterly Exchange Date.

Section 1.3.          Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 1.4.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.

Section 1.5.          Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy or other electronic transmission service shall be considered original executed counterparts.

Section 1.6.          Applicable Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware without regard to conflict of laws principles that would result in the application of the laws of any other jurisdiction.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered, all as of the date first set forth above.

FIFTH STREET ASSET MANAGEMENT INC.

By:	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chief Executive Officer

FIFTH STREET HOLDINGS L.P.

By:	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chief Executive Officer of its General Partner

LIMITED PARTNERS:

/s/ Bernard D. Berman
Name: Bernard D. Berman

/s/ Ivelin M. Dimitrov
Name: Ivelin M. Dimitrov

/s/ Alexander C. Frank
Name: Alexander C. Frank

/s/ Brian D. Finkelstein
Name: Brian D. Finkelstein

/s/ Steven M. Noreika
Name: Steven M. Noreika

FSC CT II, INC.

By:	/s/ Leonard M. Tannenbaum
Name: Leonard M. Tannenbaum
Title: Chief Executive Officer

BERNARD D. BERMAN 2012 TRUST

By	/s/ William F. Meehan
Name: William F. Meehan
Title: Trustee

By	/s/ Nicole H. Berman
Name: Nicole H. Berman
Title: Trustee

Schedule 1

Partner	Partnership Units Requested to be Exchanged

FSC CT II, Inc.	3,000,000

Bernard D. Berman	1,427,119

Bernard D. Berman 2012 Trust	725,774

Ivelin M. Dimitrov	426,976

Alexander C. Frank	104,940

Brian D. Finkelstein	66,528

Steven M. Noreika	4,620

Total	5,755,957